UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2012

HUSA Liquidating Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11655	22-2748248
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

c/o Development Specialists, Inc.
200 South Biscayne Blvd., Suite 1818
Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	305/374-2717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

As previously disclosed, on May 16, 2011, HearUSA, Inc., now known as HUSA Liquidating Corporation (the “Company”), filed a voluntary petition for reorganization relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Florida, West Palm Beach Division (the “Bankruptcy Court”). Subsequently, on July 29, 2011, the Company conducted a Section 363 auction for the sale of substantially all of its assets and, as a result of that auction, entered into an Asset Purchase Agreement to sell substantially all of its assets to an affiliate of Siemens Hearing Instruments, Inc. On August 17, 2011, the Bankruptcy Court issued an order approving the sale, which closed on September 9, 2011, all as previously disclosed on Form 8-K. Also previously reported on Form 8-K, on May 7, 2012, the Company’s Chapter 11 Plan of Liquidation (the “Plan”) was approved by the Bankruptcy Court. On May 16, 2012, the Confirmation Order was entered by the Bankruptcy Court (the “Confirmation Order”). A copy of the Confirmation Order is attached to this Form 8-K as Exhibit 99.1. The Company is filing this Form 8-K to report that the effective date of the Plan is June 18, 2012 (the “Effective Date”). The registrant hereby incorporates by reference Items 1.03 of its Form 8-K and Form 8-K/A filed with the Securities and Exchange Commission on May 10, 2012 and May 11, 2012, respectively.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Effective Date, the Company entered into a liquidating trust agreement with Joseph J. Luzinski, as the liquidating trustee, which, pursuant to the Plan, establishes and forms the HUSA Liquidating Corporation Liquidating Trust (the “Liquidating Trust”). The primary purpose of the Liquidating Trust is to pay subsequently allowed claims not previously paid by the Company, to pursue any litigation claims and causes of action preserved by the Plan, and to distribute remaining assets in the form of cash to the former holders of common stock of the Company as provided in the Plan. The Liquidating Trust will also serve to settle the final taxes after the Effective Date.

Upon the Effective Date, all of the Company’s assets and property of the bankruptcy estate were transferred to the Liquidating Trust.

Item 3.03. Material Modification to Rights of Security Holders.

Pursuant to the Plan, upon the Effective Date, all equity interests in the Company (including outstanding shares of common stock, preferred stock, options or other rights to acquire any equity interests of the Company) were deemed cancelled and extinguished. Equity holders each will receive a beneficial interest in the Liquidating Trust and now have a right to receive cash from the Liquidating Trust.

The Company intends to file a Form 15 with the Securities and Exchange Commission seeking the termination of (i) registration of the Company’s common stock under section 12(g) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) the reporting requirements associated thereto under section 13 and 15(d) of the Exchange Act.

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Item 5.02. Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Plan, each member of the board of directors of the Company was deemed to have resigned on the Effective Date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1    Confirmation Order entered by the Bankruptcy Court on May 16, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUSA Liquidating Corporation
(Registrant)

Date: June 22, 2012	By:	/s/ Joseph Luzinski
Name: Joseph Luzinski
Title: Chief Restructuring Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Confirmation Order entered by the Bankruptcy Court on May 16, 2012

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